UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2004

CRITICAL HOME CARE, INC.
(Exact Name of Registrant as Specified in its Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan ((Address of principal executive offices)	48076 (Zip Code)

Registrant’s telephone number, including area code:  (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01        Entry into a Material Definitive Agreement.

             Critical Home Care, Inc., a Nevada corporation (the “Company”), will change its name to “Arcadia Resources, Inc.” effective at 12:01 a.m. (ET) on November 16, 2004.  The Company’s name will be changed per an Agreement and Plan of Merger executed on November 10, 2004 by which Arcadia Resources, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, will merge with and into the Company, with the Company remaining as the surviving entity named “Arcadia Resources, Inc.”  This statutory short-form merger and name change is authorized by Section 92A.180 of the Nevada Revised Statutes.  The Company’s Board of Directors authorized the Company’s name change on November 4, 2004.

 Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

             As further described in Item 1.01, the Company’s Articles of Incorporation and Bylaws will be amended and restated, effective at 12:01 a.m. (ET) on November 16, 2004, to change the Company’s name to “Arcadia Resources, Inc.”  Other than changing the Company’s name, no amendments are made to the Company’s Articles of Incorporation and Bylaws.

 Item 8.01        Other Events.

             The Company intends to publish the news release attached as Exhibit 99.1 to announce the Company’s name change and related matters.

 Item 9.01        Financial Statements and Exhibits.

             (c)        Exhibits.

             The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.  The Exhibit Index, together with the Exhibits listed therein, are incorporated herein by this reference.

 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Critical Home Care, Inc. By: /S/ John E. Elliott, II John E. Elliott, II Its: Chairman and Chief Executive Officer

Dated:  November 10, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of Arcadia Resources, Inc.
3.2	Amended and Restated By-Laws of Arcadia Resources, Inc.
10.1	Agreement and Plan of Merger between Critical Home Care, Inc. and Arcadia Resources, Inc.
99.1	Press Release Announcing Name Change